As filed with the Securities and Exchange Commission on April 24, 1998.

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                CAM Designs Inc.
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                75-2257039
     ---------------------------------                 ----------------
      (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                Identification Number)

       Birmingham Road, Allesley,
        Coventry, United Kingdom                           CV59QE
  ---------------------------------------              --------------
  (Address of Principal Executive Offices)               (Zip Code)

                               Edward I. Tishelman
                            c/o Hartman & Craven LLP
                                 460 Park Avenue
                            New York, New York 10022
                  --------------------------------------------
                     (Name and address of agent for service)

                                 (212) 753-7500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Edward I. Tishelman, Esq.
                              Hartman & Craven LLP
                                 460 Park Avenue
                            New York, New York 10022
                                 (212) 753-7500

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment Plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment Plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                       Proposed
Title of each class                    maximum        Proposed
of                                     offering       maximum
securities                             price          aggregate     Amount of
to be                 Amount to be     per            offering      registration
registered            registered       share (1)      price (2)     fee

-------------------------------------------------------------------------------

Class A Common
Stock,par value
$.001 per share,
issuable upon
conversion of
Series A
Convertible
Preferred Stock      954,000 shares(2)    $3.00       $2,862,000       $844.29

Class A Common
Stock, par value
$.001 per share,
issuable upon
exercise of
outstanding
warrants              56,000 shares        $3.00       $168,000         $49.56

-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low sale prices reported on the Nasdaq SmallCap Market on April 22, 1998.

(2) For purposes of estimating the number of shares of the Company's Class A Common Stock, par value $.001 per share ("Common Stock"), to be included in this Registration Statement, the Company calculated 200% of the number of shares of Common Stock issuable upon the conversion at maturity of 800 shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Stock"), or otherwise pursuant to the Certificate of Designations, Preferences and Rights of the Series A Stock, based on a conversion price of $2.75 per share in accordance with Rule 416 of the Securities Act of 1933, as amended ("Rule 416"). Pursuant to Rule 416, the number of shares of Common Stock to be registered hereunder also includes an indeterminate number of shares which may become issuable upon conversion of or otherwise with respect to the Series A Stock to prevent dilution resulting from stock splits, stock dividends or similar transactions or by reason of reductions in the conversion price of the Series A Stock in accordance with the terms thereof.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Subject to completion, dated April 24, 1998

                                  PROSPECTUS

                              1,010,000 SHARES OF

                             CLASS A COMMON STOCK

    This Prospectus relates to the offer and sale from time to time of up to 1,010,000 shares (the "Shares") of Class A Common Stock, par value $.001 per share ("Common Stock"), of CAM Designs Inc. (the "Company"), by the Selling Stockholders named herein (the "Selling Stockholders"), or by their respective pledgees, donees, transferees or other successors in interest that receive such Shares as a gift, partnership distribution or other non-sale related transfer. Of the 1,010,000 Shares being offered hereby: (i) 954,000 Shares are issuable upon conversion of or otherwise with respect to 800 shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share ("Series A Stock"), held by the Selling Stockholders; and (ii) 56,000 Shares are issuable upon the exercise of certain warrants (the "Warrants") held by the Selling Stockholders. The Series A Stock and the Warrants were issued by the Company to the Selling Stockholders on March 31, 1998 in a private transaction (the "1998 Private Placement").

    The number of Shares indicated as being issuable upon conversion of or otherwise with respect to the Series A Stock and offered hereby represents an estimate of the number of shares of Common Stock issuable upon conversion of or otherwise with respect to the Series A Stock, based on 200% of the number of shares of Common Stock issuable at a conversion price of $2.75 per share in accordance with Rule 416 ("Rule 416") of the Securities Act of 1933, as amended (the "Securities Act"), and in certain other events described in the Certificate of Designations, Preferences and Rights of the Series A Stock (the "Certificate of Designation"). Pursuant to Rule 416, the number of shares of Common Stock underlying the Series A Stock and offered for sale hereby includes an indeterminate number of shares as may be issued or issuable upon conversion of or otherwise with respect to the Series A Stock by reason of the floating rate conversion price mechanism and other adjustment mechanisms described in the Certificate of Designation, or by reason of any stock splits, stock dividends or similar transactions involving the Common Stock, in order to prevent dilution. Although the Company will receive the exercise price of any Warrants which are exercised, the Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The expenses of registration of the Shares which may be offered hereby under the Securities Act will be paid by the Company.

    The Shares covered under the Registration Statement of which this Prospectus is a part may be offered for sale from time to time by or for the account of the Selling Stockholders, or their pledgees, donees, transferees or other successors in interest, in the open market, on the Nasdaq SmallCap Market or on one or more exchanges on which the Shares are then listed, in privately negotiated transactions, in an underwritten offering, in a combination of such methods, or by any other legally available means, at market prices prevailing at the time of such sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Shares are intended to be sold through one or more broker-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, their successors in interest and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders, their successors in interest and/or any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions or other compensation received by them and any profits realized by them on the resale of the Shares as principals may be deemed underwriting compensation under the Securities Act.
See "SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION."

    The Common Stock of the Company is traded on the Nasdaq SmallCap Market under the symbol CMDA. On April 22, 1998, the closing sales price of the Company's Common Stock as reported on the Nasdaq SmallCap Market was $3.00.

    ANY INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "INVESTMENT CONSIDERATIONS AND RISK FACTORS" COMMENCING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                ----------------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is _____________, 1998.

                           AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains an Internet web site at http://www.sec.gov/ that contains such reports, proxy statements and other information.

    The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto and to which reference is hereby made.

                 --------------------------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus:

    (1) the Company's Annual Report on Form 10-K for the year ended May 31,
1997;

    (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1997, November 30, 1997 and February 28, 1998 and Quarterly Report on Form 10-Q/A for the quarter ended February 28, 1998;

    (3) the Company's Current Reports on Form 8-K filed on February 2, February 27 and April 15, 1998 and Current Report on Form 8-K/A filed on April 23,
1998; and

    (4) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed on June 12, 1995, including any amendment or report filed for the purposes of updating such description.

    All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    A copy of the documents incorporated by reference (other than exhibits thereto) will be forwarded without charge to each person to whom this prospectus is delivered, upon such person's written or oral request to CAM Designs Inc.,
Att: Secretary, Birmingham Road, Allesley, Coventry, CV59QE, United Kingdom, telephone number 011-44-1-203-407-700.

                          FORWARD-LOOKING STATEMENTS

    This Prospectus contains, or incorporates by reference, certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based on certain assumptions and assessments made by management of the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. The forward-looking statements included in this Prospectus are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and prices, and other factors discussed in the Company's filings under the Securities Act and the Exchange Act. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and that actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

                           INVESTMENT CONSIDERATIONS
                               AND RISK FACTORS

Potential Need for Additional Funding of Operating and Capital Requirements

    The Company's currently anticipated levels of revenue and cash flow are subject to many uncertainties and cannot be assured. Further, the Company's business plan may change, or unforeseen events may occur, requiring the Company to raise additional funds. The amount of funds required by the Company will depend on many factors, including the extent and timing of performance of pending and future contracts, the timing and costs associated with the restructuring of the Company's development and engineering, marketing and customer support capabilities and the Company's operating results. There can be no assurance that, if and when needed, additional financing will be available, or available on acceptable terms. The inability to obtain additional financing or generate sufficient cash from operations could require the Company to reduce or eliminate expenditures for research and development, marketing of its services, or otherwise to curtail or discontinue its operations, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Risk of Delisting from NASDAQ Stock Market

    On March 26, 1998, the Company's Common Stock was delisted from the Nasdaq National Market ("NMS") due to the Company's failure to meet the maintenance criteria for the NMS and became listed for trading on the Nasdaq SmallCap Market (the "SmallCap Market"). The SmallCap listing was subject to the Company's (i) attaining a minimum in net tangible assets of $3,000,000 as reflected in a public filing with the SEC on or before April 27, 1998 and (ii) the filing of a Transfer Listing Application with the SmallCap Market. On April 15, 1998, the Company filed an 8-K Report containing a balance sheet reflecting such minimum in net tangible assets. On April 21, 1998, the Company filed the Transfer Listing Application. There are no assurances, however, that the Company's Common Stock will continue to meet listing requirements allowing its securities to be included in such market, or that an active market for such stock will exist. The failure to meet the listing requirements for the SmallCap Market could result in the Company's Common Stock being delisted from the NASDAQ Stock Market ("NASDAQ") altogether if the Company failed to meet the Nasdaq SmallCap Market listing criteria. If the Common Stock is delisted from trading on NASDAQ, then trading would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc., and consequently, an investor will likely find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock.

    The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Regulations promulgated by the Commission generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ or a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.


    In addition, if the Common Stock is not quoted on NASDAQ, or if the Company does not meet the other exceptions to the penny stock regulations cited above, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

    If the Common Stock becomes subject to the regulations applicable to penny stocks, the market liquidity for the Common Stock could be adversely affected. In such event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Common Stock and thus the ability of purchasers of the Common Stock to sell their securities in the secondary market.

History of Recent Losses

    For the nine months ended February 28, 1998, the Company reported a net loss after tax recoveries of approximately $1,048,000. The greater part of this loss was occasioned by a fixed price contract with Rolls Royce which has since been completed but other contributing factors were losses under a second completed contract and costs incurred in consolidating and restructuring operations to eliminate lower margin functions. While management of the Company is optimistic about prospects for future operations, there can be no assurance that the Company will not encounter further losses requiring additional equity or debt funding. If such equity funding is available, it will undoubtedly result in further dilution to existing holders of the Company's Common Stock.

General Business Risks

    The Company's operations are subject to a variety of risks, both general to the economy and specific to its own operations. Among general risks in the industry are the cyclical nature of the automotive industry and the intense competition among car makers within Western Europe, the U.S. and the Far Eastern Rim. Risks specific to the Company include the dependence on a small number of executive personnel, the potential need for additional capital, and the risks inherent in international operations.

Risk of Non-payment of Dividends

    The Company has not paid a dividend on its Common Stock since the dividend paid for the period ending April 1, 1997, which was at the annual rate of $.05 per share.

Potential for Dilution

    As of April 24, 1998, 800 shares of the Series A Stock were issued and outstanding. Each share of Series A Stock is convertible into such number of shares of Common Stock as is determined by dividing the stated value ($1,000) of each share of Series A Stock (as such value is increased by an annual premium of 7%) by the then current conversion price of the Series A Stock (which is determined, generally, by reference to 80% of the average of the two (2) lowest sales prices of the Common Stock during the thirty consecutive trading days immediately preceding the date of determination). Based on a conversion price of $2.75 per share for the stated value of the Series A Stock in accordance with Rule 416, the Series A Stock would be convertible into approximately 352,000 shares of Common Stock at maturity. The number of shares issuable upon conversion may be less than or greater than this number, depending upon: (a) the market price of the Common Stock at the time of conversion, (b) the Company's ability to maintain its NASDAQ listing; and (c) the Company's ability to obtain shareholder approval for the issuance of Common Stock upon the conversion of the Series A Stock and the exercise of the Warrants. In the event of a decrease in the trading price of the Common Stock, holders of the Common Stock could experience commensurately greater dilution upon conversion of the Series A Stock. The shares of Common Stock into which the Series A Stock may be converted are being registered pursuant to the Registration Statement of which this Prospectus is a part. The Registration Statement of which this Prospectus is a part also pertains to an additional 250,000 shares issuable under the terms of the Certificate of Designation in the event of certain failures by the Company to comply with the various provisions thereof.

Common Stock Eligible for Future Sale

    Future sales of shares of Common Stock by existing stockholders under Rule 144 of the Securities Act or through the exercise of outstanding registration rights, or the issuance of shares of Common Stock upon conversion of the Series A Stock, exercise of the Warrants, and/or exercise of options or other warrants to purchase Common Stock could materially adversely affect the market price of the Common Stock and could materially impair the Company's future ability to raise capital through an offering of equity securities. A substantial number of shares of Common Stock are available for sale under Rule 144 in the public market and no predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for future sale will have on the market price of the Common Stock prevailing from time to time.

                                  THE COMPANY

    The Company consists of a group of United Kingdom-based entities ("CAM UK") organized between 1979 and 1988 to conduct business in the fields of automotive and aerospace design and engineering and the placement of temporary personnel engaged in automotive design and engineering activities. On September 9, 1994, the Company was organized in the United States under the laws of the State of Delaware for the purpose of acting as a holding company for the United Kingdom-based operations, for examining potential expansion of business activities into the United States, and for securing additional financing for the enterprise as a whole, as well as eliminating the preferred shares outstanding in CAM UK.


     The Company's principal business activity is product development within the automotive and aerospace markets. Product development encompasses such pre-production disciplines as design/styling, engineering, tooling and prototyping. The largest market sector is automotive design which, during the fiscal year ended May 31, 1997, accounted for approximately 74% of the Company's sales, with aerospace activities accounting for approximately 14.7% and placement and recruitment activities the remaining 12% balance.

    The Company intends to expand its facilities and capabilities to penetrate further what it considers to be the high added value niche markets in the automotive and aerospace industries for its services. In that connection, it intends to aggressively explore and develop the potential for business activities in the United States and the Asian markets. Any resultant business from these sources are expected by the Company to continue to be performed at its facilities in the United Kingdom until such future date as overseas business generation may warrant the opening of a facility in the United States or elsewhere. There can be no assurance, however, that the Company will be successful in its attempt to expand and develop the foregoing markets.

    The principal executive offices of the Company are located at Birmingham Road, Allesley, Coventry CV59QE, United Kingdom. The telephone number is 011-44-1-203-407-700.

                             SELLING STOCKHOLDERS

    The Shares being offered for resale by the Selling Stockholders were acquired in connection with the 1998 Private Placement and consist of the shares of Common Stock issuable upon the conversion of or otherwise with respect to the Series A Stock and upon exercise of the Warrants. In connection with the 1998 Private Placement, the Company granted the Selling Stockholders certain registration rights pursuant to which the Company agreed to keep the Registration Statement, of which this Prospectus is a part, effective until the date that all of such Shares have been sold pursuant to the Registration Statement. The Company has agreed to indemnify the Selling Stockholders and each of their officers, directors, members, employees, partners, agents and each person who controls any of the Selling Stockholders against certain expenses, claims, losses, damages and liabilities (or action, proceeding or inquiry by regulatory or self-regulatory organization in respect thereof). The Company has agreed to pay its expenses of registering the Shares under the Securities Act, including registration and filing fees, blue sky expenses of registering the

Shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and its own counsel fees.

    The following table sets forth the name of each Selling Stockholder, the number of shares of Common Stock beneficially owned by such Selling Stockholder as of April 24, 1998 and the number of Shares being offered by each Selling Stockholder. The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholders may offer all or part of the Shares for resale from time to time. However, such Selling Stockholders are under no obligation to sell all or any portion of such Shares nor are such Selling Stockholders obligated to sell any Shares immediately under this Prospectus. All information with respect to share ownership has been furnished by the Selling Stockholders. Because the Selling Stockholders may sell all or part of their Shares, no estimates can be given as to the number of Shares that will be held by any Selling Stockholder upon termination of any offering made hereby. See "PLAN OF DISTRIBUTION."

    In the case of the Shares underlying the Series A Stock, the number of Shares owned and offered for sale hereby represents an estimate of the number of shares of Common Stock issuable upon conversion of or otherwise with respect to the Series A Stock, based on 200% of the number of shares of Common Stock issuable at a conversion price of $2.75 in accordance with Rule 416 and in certain other events described in the Certificate of Designation. Pursuant to Rule 416 under the Securities Act, Selling Stockholders may also offer and sell Shares issued with respect to the Series A Stock and/or the Warrants as a result of (i) stock splits, stock dividends or similar transactions, (ii) the effect of anti-dilution provisions contained in the Certificate of Designation of the Series A Stock and in the Warrants and (iii) by reason of changes in the conversion price of the Series A Stock in accordance with the terms thereof. This is not intended to constitute a prediction as to the number of Shares into which the Series A Stock will be converted and the Warrants will be exercised.

                  Shares Beneficially       Shares to be      Shares
Name of Selling   Owned Prior to            Sold in the       Owned After
Stockholder       the Offering (1)          Offering          the Offering(1)(2)
-----------       ----------------          --------          ------------------

JNC Strategic       1,010,000(3)            1,010,000                0
    Fund Ltd.


------------------
[footnotes on next page]

(1) Except as set forth in footnote (3) below, beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Assumes all Shares offered hereby are sold in the Offering.

(3) In accordance with Rule 416, the number of shares of Common Stock set forth in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Stockholders, based on 200% of the number of shares of Common Stock that would have been issuable upon conversion of or otherwise with respect to the Series A Stock at a conversion price of $2.75 per share in accordance with Rule 416 (704,000 shares). In addition, the Registration Statement also covers up to 250,000 shares that may become issuable upon certain events described in the Certificate of Designation and 56,000 shares that may become issuable upon the exercise of Warrants. The actual number of shares of Common Stock issuable upon conversion of the Series A Stock is determined by a formula based on the market price at the time of conversion, is therefore subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by the Company. Specifically, at any given time, the Series A Stock is convertible into a number of shares of Common Stock determined by dividing the sum of (a) the stated value of the Series A Stock and (b) a premium amount equal 7% (on an annualized basis) of the stated value of the Series A Stock, by the then applicable conversion price (calculated generally as 80% of the average of the two (2) lowest sale prices of the Common Stock during the thirty consecutive trading days immediately preceding the date of determination) subject to certain restrictions and adjustments. The Shares offered hereby, and included in the Registration Statement of which this Prospectus is a part, include such additional number of shares of Common Stock as may be issued or issuable upon conversion of the Series A Stock by reason of the floating rate conversion price mechanism or other adjustment mechanisms described in the Certificate of Designation for the Series A Stock, or by reason of any stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, in accordance with Rule 416. Pursuant to the terms of the Series A Stock and the Warrants, the shares of Series A Stock and the Warrants are convertible or exercisable by any holder only to the extent that the number of shares of Common Stock thereby issuable, together with the number of shares of Common Stock owned by such holder and its affiliates (but not including shares of Common Stock underlying unconverted shares of Series A Stock or unexercised portions of the Warrants) would not exceed 4.99% of the then outstanding Common Stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of Shares set forth in the table for a Selling Stockholder may exceed the number of Shares that such Selling Stockholder could own beneficially at any given time through such Selling Stockholder's ownership of the Series Stock and the Warrants. In that regard, beneficial ownership of such Selling Stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.

                                USE OF PROCEEDS

         All the Shares offered hereby are being offered for the account of the Selling Stockholders. Accordingly, the Company will not receive any proceeds of any sales made hereunder, but will receive the exercise price of any Warrants exercised by the Selling Stockholders. Any proceeds received from the exercise of Warrants will be used for working capital and general corporate purposes.

                             PLAN OF DISTRIBUTION


         The Shares may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the Shares may be effected in one or more of the following methods: (i) ordinary brokers transactions, which may include long or short sales, (ii) transactions involving cross or block trades or otherwise on the Nasdaq SmallCap Market, (iii) purchase by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this Prospectus, (iv) "at the market" to or through market makers or into an existing market for the Common Stock, (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, (vi) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise),or (vii) any combination of the foregoing, or by any other legally available means. In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require that delivery by such broker-dealers of the Shares, which Shares may be resold thereafter pursuant to this Prospectus.

         Brokers, dealers, underwriters or agents participating in the distribution of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act. Neither the Company nor any Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares.

         Each Selling Stockholder and any other persons participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, Selling Stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

         Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.

                                 LEGAL MATTERS

         Counsel for the Company, Hartman & Craven LLP, 460 Park Avenue, New York, New York 10022, has rendered an opinion to the effect that the Common Stock offered for resale hereby is duly and validly issued, fully paid and non-assessable.

                                    EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 1997 have been so incorporated in reliance on the report, included in the Annual Report on Form 10-K, of KPMG, independent accountants, given on the authority of said firm as experts in auditing and accounting.

TABLE OF CONTENTS

Available Information................................................... 1
Incorporation of Certain Documents
    by Reference........................................................ 1
Forward-Looking Statements.............................................. 2
Investment Considerations and
    Risk Factors........................................................ 3
The Company............................................................. 6
Selling Stockholders.................................................... 6
Use of Proceeds......................................................... 9
Plan of Distribution.................................................... 9
Legal Matters........................................................... 10
Experts................................................................. 10


No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.


1,010,000 Shares

CAM Designs Inc.

Class A Common Stock
____________________

PROSPECTUS
____________________

_________________, 1998

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee.........         $   894
Printing....................................................           4,500*
Legal Fees..................................................           5,000*
Accountants' Fees and Expenses..............................           1,000*
Miscellaneous Expenses......................................           1,500*


      Total.................................................         $12,894*
                                                                     =========
----------
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Article V of the Company's Restated Certificate of Incorporation, each person who is or was a director or officer of the Company, and each director or officer of the Company who serves or served any other enterprise or organization at the request of the Company, shall be indemnified by the Company to the full extent permitted from time to time by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights then said law permitted the Company to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

         Under such law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

         If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (l) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

         If unsuccessful in defense of a suit brought by or in the right of the

Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable to the Company in such suit, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in Article
V. Any amendments or repeal of Article V shall not adversely affect any right or protection existing thereunder immediately prior to such amendment or repeal. In addition, the Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 16. EXHIBITS.

EXHIBIT NO.
-----------
       4.1   The Company's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form 10-K for the year ended May 31, 1997).
       4.2 The Company's Amended Certificate of Incorporation incorporated by reference to Exhibit 3.1A to the Company's Form 10-K for the year ended May 31, 1997).
       4.3 The Company's By-laws (incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the year ended May 31, 1997).
       4.4 Certificate of Designations, Preferences and Rights dated March 27, 1998 (incorporated by reference to Exhibit 4.1 to the Company's
             Form 8-K/A dated April 23, 1998).
       4.5 Securities Purchase Agreement dated as of March 27, 1998 by and between the Company and JNC Strategic Fund Ltd. (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K/A dated April
             23, 1998).
       4.6   Stock Purchase Warrant dated March 31, 1998 issued by the Company to JNC Strategic Fund Ltd. (incorporated by reference to Exhibit
             4.3 to the Company's Form 8-K/A dated April 23, 1998).
       4.7 Registration Rights Agreement dated as of March 27, 1998 by and between the Company and JNC Strategic Fund Ltd. (incorporated by reference to Exhibit 4.4 to the Company's Form 8-K/A dated April
             23, 1998).
 .      5     Opinion of Hartman & Craven LLP with respect to the legality of the securities being registered hereby.
       23.1  Consent of KPMG.
       23.2 The consent of Hartman & Craven LLP is contained in its opinion filed as Exhibit 5 to this registration statement.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1993;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section l 5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Allesley, Coventry, United Kingdom on April 24, 1998.

                                 CAM DESIGNS INC.

                                 By:    /s/ John R. Davidson
                                     ---------------------------------------
                                            John R. Davidson
                                            Chairman of the Board, President
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signatures                                          Title                                               Date
----------                                          -----                                               ----

/s/John R. Davidson                                 Chairman of the Board, President and Chief          April 24, 1998
------------------------------------------          Executive Officer (Principal Executive Officer)
        John R. Davidson


/s/ Robert A. Righton                               Chief Financial Officer, Secretary and Director     April 24, 1998
------------------------------------------          (Principal Financial and Accounting Officer)
        Robert A. Righton


                                                    Director                                            April 24, 1998
------------------------------------------
        Florian Homm


                                                    Director                                            April 24, 1998
------------------------------------------
        Peter D. Horbury


/s/ Theodore Sall                                   Director                                            April 24, 1998
------------------------------------------
        Theodore Sall, Ph.D

                                     II-5

                                 EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION

         5 Opinion of Hartman & Craven LLP with respect to the legality of the securities being registered hereby.
         23.1     Consent of KPMG.
         23.2 The consent of Hartman & Craven LLP is contained in its opinion filed as Exhibit 5 to this registration statement.

                                     II-6